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                                                                  EXHIBIT 13.(a)



                               PURCHASE AGREEMENT


                 LIQUIDITY FUND FOR THRIFTS, INC. (the "Fund"), an open-end diversified management investment company, and the undersigned depository institution ("Purchaser"), intending to be legally bound, hereby agree as follows:

                 1. In order to provide the Fund with its initial capital, the Fund hereby sells to Purchaser and Purchaser purchases __________ shares of Common Stock of the Short-Term Portfolio at a price of $l.00 per share and __________ shares of Common Stock of the Intermediate-Term Portfolio (collectively, the "Shares") of the Fund at a price of $10.00 per share. The Fund hereby acknowledges receipt from Purchaser of funds in the amount of $__________ in full payment for the Short-Term Portfolio Shares and $__________ in full payment for the Intermediate-Term Portfolio Shares.

                 2. Purchaser represents and warrants to the Fund that the Shares are being acquired for investment and not with a view to distribution thereof, that Purchaser has no present intention to redeem or dispose of any of the Shares, and that Purchaser is a "depository institution" as defined in Regulation D of the Board of Governors of the Federal Reserve System.

                 IN WITNESS WHEREOF, the parties have executed this agreement as of the ______ day of November, 1982.

                                                LIQUIDITY FUND FOR THRIFTS, INC.


                                                By
                                                  ------------------------------
                                                  James M. Walsh, President


                                                --------------------------------
                                                [NAME OF INSTITUTION]


                                                By
                                                  -----------------------------
                                                     [President, Treasurer or
                                                     other Authorized Officer]